Exhibit (j)(1)

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in the DWS Technology Fund’s (the “Fund”) Prospectus and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Fund’s Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment Number 107 to the Registration Statement (Form N-1A, No. 2-2-36238) of our report dated December 21, 2010, on the financial statements and financial highlights of the DWS Technology Fund, included in the Fund’s Annual Report dated October 31, 2010.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 23, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of DWS Securities Trust on Form N-1A (“Registration Statement”) of our report dated December 21, 2010 relating to the consolidated financial statements and consolidated financial highlights which appears in the October 31, 2010 Annual Report to Shareholders of DWS Gold and Precious Metals Fund (formerly of DWS Mutual Funds, Inc.), which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 28, 2011